                                                                  Exhibit (g)(e)

                        AMENDMENT TO CUSTODIAN CONTRACT

        This Amendment to the Custodian Contract is made as of May 1, 2001 by and between Metropolitan Series Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

        WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of December 31, 1986 (as amended and in effect from time to time, the "Contract");

        WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the series set forth on Schedule D to the Contract subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");

        WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Articles 3 through 15 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.      Provisions Relating to Rules 17f-5 and 17f-7
        --------------------------------------------

3.1.    Definitions.  Capitalized terms in this Amendment shall have the
        -----------
following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.    The Custodian as Foreign Custody Manager.
        ----------------------------------------

        3.2.1  Delegation to the Custodian as Foreign Custody Manager. The Fund
               ------------------------------------------------------
represents and warrants that, by resolution adopted by its Board of Trustees (the "Board"), the Board has delegated to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

        3.2.2  Countries Covered. The Foreign Custody Manager shall be
               -----------------
responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Foreign Assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section
3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed (i) to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract (the parties agreeing that the countries in which the Custodian has previously maintained or currently maintains Foreign

Assets are listed on Schedule B and (ii) to be a delegation by the Board on behalf of the portfolios to the Custodian of responsibility as Foreign Custody Manager with respect to the countries listed on Schedule B and the acceptance by the Custodian of such delegation. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund, such withdrawal to take effect thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund. The Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

        3.2.3  Scope of Delegated Responsibilities:
               -----------------------------------

               (a)  Selection of Eligible Foreign Custodians. Subject to the
                    ----------------------------------------
provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

               (b)  Contracts With Eligible Foreign Custodians. The Foreign
                    ------------------------------------------
Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

               (c)  Monitoring. In each case in which the Foreign Custody
                    ----------
Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

        3.2.4  Guidelines for the Exercise of Delegated Authority. For purposes
               --------------------------------------------------
of this Section 3.2, the Foreign Custody Manager shall not be responsible for such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

        3.2.5  Reporting Requirements. The Foreign Custody Manager shall report
               ----------------------
the withdrawal of the Foreign Assets from an Eligible Foreign Custodian or the placement of such Foreign Assets with an Eligible Foreign Custodian not previously reported to the Board by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

        3.2.6  Standard of Care as Foreign Custody Manager of a Portfolio. In
               ----------------------------------------------------------
performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

        3.2.7  Representations with Respect to Rule 17f-5. The Foreign Custody
               ------------------------------------------
Manager represents to the Fund that (i) it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5, (ii) each institution listed on Schedule A is an Eligible Foreign Custodian and (iii) each institution listed on Schedule B is an Eligible Securities Depository. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

        3.2.8  Effective Date and Termination of the Custodian as Foreign
               ----------------------------------------------------------
Custody Manager. The Board's delegation to the Custodian as Foreign Custody
---------------
Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3     Eligible Securities Depositories.
        --------------------------------

        3.3.1  Analysis and Monitoring. The Custodian shall (a) provide the Fund
               -----------------------
(or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

        3.3.2  Standard of Care. The Custodian agrees to exercise reasonable
               ----------------
care, prudence and diligence in performing the duties set forth in Section
3.3.1.

4.      Duties of the Custodian with Respect to Property of the Portfolios Held
        -----------------------------------------------------------------------
        Outside the United States.
        -------------------------

4.1     Definitions.  Capitalized terms in this Article 4 shall have the
        -----------
following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.    Holding Securities. The Custodian shall identify on its books as
        ------------------
belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.    Foreign Securities Systems.  Foreign securities shall be maintained in a
        --------------------------
Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.    Transactions in Foreign Custody Account.
        ---------------------------------------

        4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign
               --------------------------
Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

        (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

        (ii) in connection with any repurchase agreement related to foreign securities;

        (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

        (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

        (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

        (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

        (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

        (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

        (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

        (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

        (xi)   in connection with the lending of foreign securities; and

        (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

        4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions,
               ---------------------------
which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

        (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

        (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

        (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

        (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

        (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

        (vi) for payment of part or all of the dividends received in respect of securities sold short;

        (vii) in connection with the borrowing or lending of foreign securities; and

        (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

        4.4.3. Market Conditions. Notwithstanding any provision of this Contract
               -----------------
to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Fund (or its duly authorized adviser, where applicable) the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Fund (or such adviser) being provided with substantively less information than had been previously provided hereunder.

4.5.    Registration of Foreign Securities. The foreign securities maintained in
        ----------------------------------
the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, unless the liability results from the negligence of the nominee. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6     Bank Accounts. The Custodian shall identify on its books as belonging to
        -------------
the Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7.    Collection of Income. The Custodian shall use reasonable commercial
        --------------------
efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8     Shareholder Rights. With respect to the foreign securities held pursuant
        ------------------
to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.    Communications Relating to Foreign Securities. The Custodian shall
        ---------------------------------------------
transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.   Liability of Foreign Sub-Custodians. Each agreement pursuant to which
        -----------------------------------
the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.   Tax Law. The Custodian shall have no responsibility or liability for any
        -------
obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting (except as to taxes attributable to the domicile of the Custodian and in such case the Custodian shall notify the Fund). The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.   Liability of Custodian. Except as may arise from the Custodian's own
        ----------------------
negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

        IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

Witnessed By:                STATE STREET BANK and TRUST COMPANY





_________________            By:    _______________________________________
Raelene S. LaPlante          Name:  Ronald E. Logue
V.P. & Assoc. Counsel        Title: Vice Chairman and Chief Operating Officer




Witnessed By:                METROPOLITAN SERIES FUND, INC.




__________________           By:    _______________________________________
*[name]                      Name:
[title]                      Title:

                                  Schedule D

--------------------------------------------------------------------------------------------------
Registered Investment Company    Current Series of the Registered Investment Company (referred to
(referred to in this Amendment      in this Amendment to the Custodian Contract as "Portfolio")
 to the Custodian Contract as
            "Fund")
--------------------------------------------------------------------------------------------------
Metropolitan Series Fund, Inc.   State Street Research Aggressive Growth Portfolio
--------------------------------------------------------------------------------------------------
                                 State Street Research Diversified Portfolio
--------------------------------------------------------------------------------------------------
                                 State Street Research Investment Trust Portfolio
--------------------------------------------------------------------------------------------------
                                 State Street Research Income Portfolio
--------------------------------------------------------------------------------------------------
                                 State Street Research Money Market Portfolio
--------------------------------------------------------------------------------------------------
                                 State Street Research Aurora Small Cap Value Portfolio
--------------------------------------------------------------------------------------------------
                                 Putnam International Stock Portfolio
--------------------------------------------------------------------------------------------------
                                 Putnam Large Cap Growth Portfolio
--------------------------------------------------------------------------------------------------
                                 Harris Oakmark Large Cap Value Portfolio
--------------------------------------------------------------------------------------------------
                                 Janus Mid Cap Portfolio
--------------------------------------------------------------------------------------------------
                                 Janus Growth Portfolio
--------------------------------------------------------------------------------------------------
                                 Loomis Sayles High Yield Bond Portfolio
--------------------------------------------------------------------------------------------------
                                 Neuberger Berman Partners Mid Cap Value Portfolio
--------------------------------------------------------------------------------------------------
                                 Scudder Global Equity Portfolio
--------------------------------------------------------------------------------------------------
                                 T. Rowe Price Large Cap Growth Portfolio
--------------------------------------------------------------------------------------------------
                                 T. Rowe Price Small Cap Growth Portfolio
--------------------------------------------------------------------------------------------------
                                 Lehman Brothers(R) Aggregate Bond Index Portfolio
--------------------------------------------------------------------------------------------------
                                 MetLife Stock Index Portfolio
--------------------------------------------------------------------------------------------------
                                 MetLife Mid Cap Stock Index Portfolio
--------------------------------------------------------------------------------------------------
                                 Morgan Stanley(R) EAFE Index Portfolio
--------------------------------------------------------------------------------------------------
                                 Russell 2000(R) Index Portfolio
--------------------------------------------------------------------------------------------------
                                 Franklin Templeton Small Cap Growth Portfolio
--------------------------------------------------------------------------------------------------

                                 STATE STREET
                                  SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS


Country               Subcustodian

Argentina             Citibank, N.A.

Australia             Westpac Banking Corporation

Austria               Erste Bank der Osterreichischen
                      Sparkassen AG

Bahrain               HSBC Bank Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)

Bangladesh            Standard Chartered Bank

Belgium               Fortis Bank nv-sa

Bermuda               The Bank of Bermuda Limited

Bolivia               Citibank, N. A.

Botswana              Barclays Bank of Botswana Limited

Brazil                Citibank, N.A.

Bulgaria              ING Bank N.V.

Canada                State Street Trust Company Canada

Chile                 Citibank, N.A.

People's Republic     The Hongkong and Shanghai
of China              Banking Corporation Limited,
                      Shanghai and Shenzhen branches

Colombia              Cititrust Colombia S.A. Sociedad Fiduciaria

                                 STATE STREET
                                  SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS


Country               Subcustodian

Costa Rica            Banco BCT S.A.

Croatia               Privredna Banka Zagreb d.d

Cyprus                The Cyprus Popular Bank Ltd.

Czech Republic        Ceskoslovenska Obchodni
                      Banka, A.S.

Denmark               Den Danske Bank

Ecuador               Citibank, N.A.

Egypt                 Egyptian British Bank S.A.E.
                      (as delegate of The Hongkong
                      and Shanghai Banking Corporation
                      Limited)

Estonia               Hansabank

Finland               Merita Bank Plc.

France                BNP Paribas, S.A.

Germany               Dresdner Bank AG

Ghana                 Barclays Bank of Ghana Limited

Greece                National Bank of Greece S.A.

Hong Kong             Standard Chartered Bank

Hungary               Citibank Rt.

                                 STATE STREET
                                  SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS


Country               Subcustodian

Iceland               Icebank Ltd.

India                 Deutsche Bank AG

                      The Hongkong and Shanghai
                      Banking Corporation Limited

Indonesia             Standard Chartered Bank

Ireland               Bank of Ireland

Israel                Bank Hapoalim B.M.

Italy                 BNP Paribas, Italian Branch

Ivory Coast           Societe Generale de Banques
                      en Cote d'Ivoire

Jamaica               Scotiabank Jamaica Trust and Merchant
                      Bank Ltd.

Japan                 The Fuji Bank, Limited

                      The Sumitomo Bank, Limited

Jordan                HSBC Bank Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)

Kazakhstan            HSBC Bank Kazakhstan

Kenya                 Barclays Bank of Kenya Limited

Republic of Korea     The Hongkong and Shanghai Banking
                      Corporation Limited

                                 STATE STREET
                                  SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS


Country               Subcustodian

Latvia                A/s Hansabanka

Lebanon               HSBC Bank Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)

Lithuania             Vilniaus Bankas AB

Malaysia              Standard Chartered Bank Malaysia Berhad

Mauritius             The Hongkong and Shanghai
                      Banking Corporation Limited

Mexico                Citibank Mexico, S.A.

Morocco               Banque Commerciale du Maroc

Namibia               Standard Bank Namibia Limited

Netherlands           Fortis Bank (Nederland) N.V.

New Zealand           ANZ Banking Group (New Zealand) Limited

Nigeria               Stanbic Merchant Bank Nigeria Limited

Norway                Christiania Bank og Kreditkasse ASA

Oman                  HSBC Bank Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)

Pakistan              Deutsche Bank AG

                                 STATE STREET
                                  SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS


Country               Subcustodian

Palestine             HSBC Bank Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)
Panama                BankBoston, N.A.

Peru                  Citibank, N.A.

Philippines           Standard Chartered Bank

Poland                Citibank (Poland) S.A.

Portugal              Banco Comercial Portugues

Qatar                 HSBC Bank Middle East
                      (as delegate of The Hongkong and
                      Shanghai Banking Corporation Limited)

Romania               ING Bank N.V.

Russia                Credit Suisse First Boston AO - Moscow
                      (as delegate of Credit Suisse
                      First Boston - Zurich)

Singapore             The Development Bank of Singapore Limited

Slovak Republic       Ceskoslovenska Obchodni Banka, A.S.

Slovenia              Bank Austria Creditanstalt d.d. - Ljubljana

South Africa          Standard Bank of South Africa Limited

Spain                 Banco Santander Central Hispano S.A.

Sri Lanka             The Hongkong and Shanghai
                      Banking Corporation Limited

                                 STATE STREET
                                  SCHEDULE A
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS


Country               Subcustodian

Swaziland             Standard Bank Swaziland Limited

Sweden                Skandinaviska Enskilda Banken

Switzerland           UBS AG

Taiwan - R.O.C.       Central Trust of China

Thailand              Standard Chartered Bank

Trinidad & Tobago     Republic Bank Limited

Tunisia               Banque Internationale Arabe de Tunisie

Turkey                Citibank, N.A.

Ukraine               ING Bank Ukraine

United Kingdom        State Street Bank and Trust Company,
                      London Branch

Uruguay               BankBoston, N.A.

Venezuela             Citibank, N.A.

Vietnam               The Hongkong and Shanghai
                      Banking Corporation Limited

Zambia                Barclays Bank of Zambia Limited

Zimbabwe              Barclays Bank of Zimbabwe Limited

                                  STATE STREET                        SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS


        Country                                    Depositories

        Argentina                                  Caja de Valores S.A.

        Australia                                  Austraclear Limited

                                                   Reserve Bank Information and
                                                   Transfer System

        Austria                                    Oesterreichische Kontrollbank
                                                   AG (Wertpapiersammelbank
                                                   Division)

        Belgium                                    Caisse Interprofessionnelle
                                                   de Depots et de Virements de
                                                   Titres, S.A.

                                                   Banque Nationale de Belgique

        Brazil                                     Companhia Brasileira de
                                                   Liquidacao e Custodia

        Bulgaria                                   Central Depository AD

                                                   Bulgarian National Bank

        Canada                                     Canadian Depository for
                                                   Securities Limited

        Chile                                      Deposito Central de Valores
                                                   S.A.

        People's Republic                          Shanghai Securities Central
        of China                                   Clearing & Registration
                                                   Corporation

                                                   Shenzhen Securities Central
                                                   Clearing Co., Ltd.

        Colombia                                   Deposito Centralizado de
                                                   Valores

        Costa Rica                                 Central de Valores S.A.

                                  STATE STREET                        SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS


        Country                                    Depositories

        Croatia                                    Ministry of Finance

                                                   National Bank of Croatia

                                                   Sredisnja Depozitarna
                                                   Agencija d.d.

        Czech Republic                             Stredisko cennych papiru

                                                   Czech National Bank

        Denmark                                    Vaerdipapircentralen (Danish
                                                   Securities Center)

        Egypt                                      Misr for Clearing,
                                                   Settlement, and Depository

        Estonia                                    Eesti Vaartpaberite
                                                   Keskdepositoorium

        Finland                                    Finnish Central Securities
                                                   Depository

        France                                     Societe Interprofessionnelle
                                                   pour la Compensation des
                                                   Valeurs Mobilieres

        Germany                                    Clearstream Banking AG,
                                                   Frankfurt

        Greece                                     Bank of Greece,
                                                   System for Monitoring
                                                   Transactions in Securities in
                                                   Book-Entry Form

                                                   Apothetirion Titlon AE -
                                                   Central Securities Depository

        Hong Kong                                  Central Clearing and
                                                   Settlement System

                                                   Central Moneymarkets Unit

        Hungary                                    Kozponti Elszamolohaz es
                                                   Ertektar (Budapest) Rt.
                                                   (KELER)

                                  STATE STREET                        SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS


        Country                                    Depositories

        India                                      National Securities
                                                   Depository Limited

                                                   Central Depository Services
                                                   India Limited

                                                   Reserve Bank of India

        Indonesia                                  Bank Indonesia

                                                   PT Kustodian Sentral Efek
                                                   Indonesia

        Ireland                                    Central Bank of Ireland
                                                   Securities Settlement Office

        Israel                                     Tel Aviv Stock Exchange
                                                   Clearing House Ltd. (TASE
                                                   Clearinghouse)

        Italy                                      Monte Titoli S.p.A.

                                                   Banca d'Italia

        Ivory Coast                                Depositaire Central - Banque
                                                   de Reglement

        Jamaica                                    Jamaica Central Securities
                                                   Depository

        Japan                                      Japan Securities Depository
                                                   Center (JASDEC) Bank of Japan
                                                   Net System

        Kazakhstan                                 Central Depository of
                                                   Securities

        Kenya                                      Central Bank of Kenya

        Republic of Korea                          Korea Securities Depository

                                  STATE STREET                        SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS


        Country                                    Depositories

        Latvia                                     Latvian Central Depository

        Lebanon                                    Custodian and Clearing Center
                                                   of Financial Instruments for
                                                   Lebanon and the Middle East
                                                   (Midclear) S.A.L. Banque du
                                                   Liban

        Lithuania                                  Central Securities Depository
                                                   of Lithuania

        Malaysia                                   Malaysian Central Depository
                                                   Sdn. Bhd.

                                                   Bank Negara Malaysia,
                                                   Scripless Securities Trading
                                                   and Safekeeping System

        Mauritius                                  Central Depository and
                                                   Settlement Co. Ltd.

                                                   Bank of Mauritius

        Mexico                                     S.D. INDEVAL
                                                   (Instituto para el Deposito
                                                   de Valores)

        Morocco                                    Maroclear

        Netherlands                                Nederlands Centraal Instituut
                                                   voor Giraal Effectenverkeer
                                                   B.V. (NECIGEF)

        New Zealand                                New Zealand Central
                                                   Securities Depository Limited

        Nigeria                                    Central Securities Clearing
                                                   System Limited

        Norway                                     Verdipapirsentralen
                                                   (Norwegian Central Securities
                                                   Depository)

                                  STATE STREET                        SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS


        Country                                    Depositories

        Oman                                       Muscat Depository &
                                                   Securities Registration
                                                   Company, SAOC

        Pakistan                                   Central Depository Company of
                                                   Pakistan Limited

                                                   State Bank of Pakistan

        Palestine                                  Clearing Depository and
                                                   Settlement, a department of
                                                   the Palestine Stock Exchange

        Peru                                       Caja de Valores y
                                                   Liquidaciones, Institucion de
                                                   Compensacion y Liquidacion de
                                                   Valores S.A

        Philippines                                Philippine Central
                                                   Depository, Inc.

                                                   Registry of Scripless
                                                   Securities (ROSS) of the
                                                   Bureau of Treasury

        Poland                                     National Depository of
                                                   Securities (Krajowy Depozyt
                                                   Papierow Wartosciowych
                                                   SA)

                                                   Central Treasury Bills
                                                   Registrar

        Portugal                                   Central de Valores
                                                   Mobiliarios

        Qatar                                      Central Clearing and
                                                   Registration (CCR), a
                                                   department of the Doha
                                                   Securities Market

        Romania                                    National Securities Clearing,
                                                   Settlement and Depository
                                                   Company

                                                   Bucharest Stock Exchange
                                                   Registry Division

                                                   National Bank of Romania

                                  STATE STREET                        SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS


        Country                                    Depositories

        Singapore                                  Central Depository (Pte)
                                                   Limited

                                                   Monetary Authority of
                                                   Singapore

        Slovak Republic                            Stredisko cennych papierov

                                                   National Bank of Slovakia

        Slovenia                                   Klirinsko Depotna Druzba d.d.

        South Africa                               Central Depository Limited

                                                   Share Transactions Totally
                                                   Electronic (STRATE) Ltd.

        Spain                                      Servicio de Compensacion y
                                                   Liquidacion de Valores, S.A.

                                                   Banco de Espana, Central de
                                                   Anotaciones en Cuenta

        Sri Lanka                                  Central Depository System
                                                   (Pvt) Limited

        Sweden                                     Vardepapperscentralen VPC AB
                                                   (Swedish Central Securities
                                                   Depository)

        Switzerland                                SegaIntersettle AG (SIS)

        Taiwan - R.O.C.                            Taiwan Securities Central
                                                   Depository Co., Ltd.

        Thailand                                   Thailand Securities
                                                   Depository Company Limited

                                  STATE STREET                        SCHEDULE B
                            GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS


        Country                                    Depositories

        Tunisia                                    Societe Tunisienne
                                                   Interprofessionelle pour la
                                                   Compensation et de Depots des
                                                   Valeurs Mobilieres

        Turkey                                     Takas ve Saklama Bankasi A.S.
                                                   (TAKASBANK)

                                                   Central Bank of Turkey

        Ukraine                                    National Bank of Ukraine

        United Kingdom                             Central Gilts Office and
                                                   Central Moneymarkets Office

        Venezuela                                  Banco Central de Venezuela

        Zambia                                     LuSE Central Shares
                                                   Depository Limited

                                                   Bank of Zambia

        TRANSNATIONAL

        Euroclear

        Clearstream Banking AG

                                  SCHEDULE C

                              MARKET INFORMATION

Publication/Type of Information                    Brief Description
-------------------------------                    -----------------
(Frequency)

The Guide to Custody in World Markets       An overview of safekeeping and
-------------------------------------       settlement practices and procedures
(annually)                                  in each market in which State Street
                                            Bank and Trust Company offers
                                            custodial services.

Global Custody Network Review               Information relating to the
-----------------------------               operating history and structure of
(annually)                                  depositories and subcustodians
                                            located in the markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services, including
                                            transnational depositories.

Global Legal Survey                         With respect to each market in which
-------------------                         State Street Bank and Trust Company
(annually)                                  offers custodial services, opinions
                                            relating to whether local law
                                            restricts (i) access of a fund's
                                            independent public accountants to
                                            books and records of a Foreign Sub-
                                            Custodian or Foreign Securities
                                            System, (ii) the Fund's ability to
                                            recover in the event of bankruptcy
                                            or insolvency of a Foreign Sub-
                                            Custodian or Foreign Securities
                                            System, (iii) the Fund's ability to
                                            recover in the event of a loss by a
                                            Foreign Sub-Custodian or Foreign
                                            Securities System, and (iv) the
                                            ability of a foreign investor to
                                            convert cash and cash equivalents to
                                            U.S. dollars.

Subcustodian Agreements                     Copies of the subcustodian contracts
-----------------------                     State Street Bank and Trust Company
(annually)                                  has entered into with each
                                            subcustodian in the markets in which
                                            State Street Bank and Trust Company
                                            offers subcustody services to its US
                                            mutual fund clients.

Network Bulletins (weekly):                 Developments of interest to
                                            investors in the markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services.

Foreign Custody Advisories (as
necessary):                                 With respect to markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services which
                                            exhibit special custody risks,
                                            developments which may impact State
                                            Street's ability to deliver expected
                                            levels of service.